UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 25, 2015

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Performance Incentive Plan Payments for Fiscal 2014.  On February 25, 2015, the Compensation Committee (“Compensation Committee”) of the Board of Directors of The Cheesecake Factory Incorporated (the “Company”)  approved the payment of the following performance achievement awards (“Awards”) for fiscal 2014 to certain executive officers of the Company under the Company’s Amended and Restated Annual Performance Incentive Plan,  approved by the Company’s stockholders on June 2, 2010 (the “Performance Incentive Plan”), a summary of the material terms of which Awards was disclosed by the Company on a Current Report on Form 8-K filed with the SEC on February 25, 2014:

Name	Amount of Award	Award as a Percentage of 2014 Effective Salary(1)
David Overton	$273,387	27.50%
Chairman and Chief Executive Officer

David M. Gordon	$97,626	18.75%
President

W. Douglas Benn	$78,278	16.25%
Executive Vice President and Chief Financial Officer

Debby R. Zurzolo	$73,039	16.25%
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$12,933	3.25%
President, The Cheesecake Factory Bakery Incorporated

(1)  Effective salary is the actual salary earned by the executive officer during 2014 and reflects salary adjustments made prior to 90 days from the commencement of the 2014 fiscal year.

Performance Incentive Plan for Fiscal 2015.  On February 25, 2015, the Compensation Committee also approved performance incentive targets and objectives for fiscal 2015 under the Performance Incentive Plan.  For fiscal 2015, except for Mr. Byfuglin, 75% of each Award will be based upon achievement of a Company targeted consolidated operating income objective and 25% of each Award will be based on achievement of both a Company threshold consolidated operating income objective and additional strategic objectives.  For Mr. Byfuglin, 50% of his Award will be based on achievement of a bakery division targeted operating income objective, 25% of his Award will be based on achievement of a Company targeted consolidated operating income objective, and 25% of his Award will be based on achievement of both a bakery division threshold operating income objective and additional strategic objectives related to bakery operations.  Each of the performance incentive objectives was selected from a stockholder-approved list of performance incentive objectives under the Performance Incentive Plan approved by the Company’s stockholders at the 2010 annual meeting of stockholders.

Each executive is assigned a performance incentive target expressed as a percentage of his or her base salary, ranging for fiscal 2015 between 65% for our Executive Vice Presidents, 75% for our President and 110% for our CEO. An executive participating in the Performance Incentive Plan for fiscal 2015 will have an opportunity to earn an Award ranging from 0% to 175% of his or her performance incentive target based upon the level of achievement of the performance incentive objectives described above.  Payment of Awards is subject to the Company’s ability to accrue for such Awards. Also, payment of Awards is subject to the Compensation Committee’s determination that the specified strategic and operational objectives were satisfied and to the Compensation Committee’s negative discretion to reduce any Award even if the performance incentive objectives are achieved.  The performance incentive target as a percentage of base salary, and the maximum Award as a percentage of base salary, payable to each executive officer under the Performance Incentive Plan for fiscal 2015, are as follows:

Name	Performance Incentive Target as a Percentage of Salary	Maximum Potential Award as a Percentage of Salary
David M. Overton	110%	192.50%

David M. Gordon	75%	131.25%

W. Douglas Benn	65%	113.75%

Debby R. Zurzolo	65%	113.75%

Max S. Byfuglin	65%	113.75%

Awards which may be made for fiscal 2015 will be calculated under the foregoing formulae based upon the executive officers’ base salary actually earned for fiscal 2015, and therefore will take into account any adjustments to base salary for fiscal 2015 made prior to 90 days from the commencement of our fiscal year. The maximum Award payable in any fiscal year to an executive officer under the Performance Incentive Plan is $2.5 million, and therefore, the maximum potential award that can be paid under the foregoing performance incentive arrangements to any executive officer for fiscal 2015 will be the lesser of (i) $2.5 million or (ii) the product of the maximum potential award percentage shown in the above table multiplied by the executive officer’s earned base salary for fiscal 2015.

There is no assurance that the Company will achieve the performance incentive targets or achieve the strategic and operating objectives established by the Compensation Committee in any fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2015	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer